UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2017

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2300 Computer Drive, Building G, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

100 Lakeside Drive, Suite 100, Horsham, PA 19044

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2017, PhotoMedex, Inc. (the “Company”) and its newly-formed subsidiary FC Global Realty Operating Partnership, LLC, a Delaware limited liability company (“Acquiror”) entered into an Interest Contribution Agreement (the “Agreement”) with First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership (“Contributor”), and First Capital Real Estate Trust Incorporated, a Maryland corporation, the “Contributor Parent” and, together with Contributor, the “Contributor Parties”), under which the Contributor may contribute certain real estate assets to the Company’s subsidiary in a series of three installments no later than December 31, 2017. In exchange, the Contributor will receive shares of the Company’s Common Stock and newly designated Series A Convertible Preferred Stock as described below.

First Contribution

In the first contribution installment, which has an initial closing on or before May 17, 2017, the Contributor will transfer $10 million of assets to the Company, comprising four vacant land sites set for development into gas stations located in northern California, and a single family residential development located in Los Lunas, New Mexico. Contributor Parent currently has a 6% interest in the entity which owns the residential development, and expects to acquire an additional 11.9% interest prior to the initial closing date. The proposed gas station sites are located in Atwater and Merced, California and have an appraised value of $2.6 million. The residential development in New Mexico consists of 251, non-contiguous, single family residential lots and a 10,000 square foot club house. 37 lots have been finished, and the remaining 214 are platted and engineered lots. The appraised value of this property is approximately $7.4 million.

In return, the Company will issue to Contributor a number of duly authorized, fully paid and non-assessable shares of the Company’s Common Stock and Series A Convertible Preferred Stock, determined by dividing the $10 million value of that contribution by a specified per share value, which will represent a 7.5% premium above the volume-weighted average price (“VWAP”) of all on-exchange transactions in the Company’s shares executed on NASDAQ during the forty-three (43) NASDAQ trading days prior to the NASDAQ trading day immediately prior to the public announcement of the transaction by the Company and Contributor Parent, as reported by Bloomberg L.P. (the “Per Share Value”). Contributor shall receive a number of shares equal to up to 19.9% of the issued and outstanding Common Stock of the Company immediately prior to the initial closing. The balance of the shares shall be paid in the Company’s newly designated Series A Convertible Preferred Stock.

Also at this initial closing, the Acquiror shall assume the liabilities associated with these initial contributed properties. On or before this initial closing, certain named officers and/or directors of the Company – Dr. Dolev Rafaeli, Dennis McGrath, and Dr. Yoav Ben-Dror – will resign from their positions as officers and/or directors of the Company. In addition, certain members of the Company’s board of directors will resign, or the board will be expanded, so that the board will ultimately consist of seven (7) persons as set forth under “Special Meeting of Stockholders” below.

Second Contribution

Contributor Parent is also required to contribute two additional property interests valued at $20 million if certain conditions as set forth in the Agreement are satisfied by December 31, 2017. This second installment is mandatory.

Contributor Parent must contribute to the Acquiror its 100% ownership interest in a private hotel that is currently undergoing renovations to convert to a Wyndham Garden Hotel. This 265 room full service hotel is located in Amarillo, Texas and has an appraised value of approximately $16 million. Before contributing the property to the Acquiror, Contributor Parent must resolve a lawsuit concerning ownership of the property. Only when Contributor Parent has confirmed that it is the full and undisputed owner of the property may it contribute that interest to the Acquiror.

In addition, Contributor Parent must contribute to the Acquiror its interest in Dutchman’s Bay and Serenity Bay (referred to as the “Antigua Resort Developments”), two planned full service resort hotel developments located in Antigua and Barbuda in which Contributor Parent owns a 75% interest in coordination with the Antigua government. Serenity Bay is a planned five star resort comprised of five contiguous parcels (28.33 acres) zoned for hotel and residential use that are planned for 246 units and 80 one, two and three bedroom condo units. Dutchman’s Bay, is a planned four star condo hotel with 180 guestrooms, 102 two bedroom condos, and 14 three bedroom villas. For the property in Antigua, Contributor Parent must obtain an amendment to its agreement with the government to extend the time for development of these properties and confirm that all development conditions in the original agreement with the government have been either satisfied or waived.

In exchange for each of these properties, the Company will issue to Contributor a number of duly authorized, fully paid and non-assessable shares of the Company’s Common Stock or Series A Convertible Preferred Stock, determined by dividing the $20 million value of that contribution by the Per Share Value. The shares shall be comprised entirely of shares of Common Stock if the issuance has been approved by the Company’s stockholders prior to the issuance thereof and shall be comprised entirely of shares of Series A Convertible Preferred Stock if such approval has not yet been obtained.

Optional Contribution

Contributor Parent has the option to contribute either or both of two additional property interests valued at $66.5 million if certain conditions as set forth in the Agreement are satisfied by December 31, 2017. This third installment is optional in Contributor Parent’s sole discretion.

The Contributor Parent may contribute to the Acquiror its interest in a resort development project on an island just south of Hilton Head, South Carolina (“Melrose”). Contributor Parent currently has the property under a Letter of Intent and expects to close on the property by December 31, 2017. Melrose is valued by Contributor Parent at $22.5 million, based upon a senior lending position that Contributor Parent holds under the Letter of Intent on this property.

Contributor Parent also may contribute to the Acquiror a golf and surf club development project on the Baja Peninsula in Mexico (“Punta Brava”). Contributor Parent also has this property under a Letter of Intent and expects to close by December 31, 2017. Punta Brava is valued by Contributor Parent at $44 million based on Contributor Parent’s commitment of $5 million upon closing on this property, plus a commitment for an additional $5 million and a second commitment of $34 million for construction of the project.

In exchange for each of these properties, the Company will issue to Contributor a number of duly authorized, fully paid and non-assessable shares of the Company’s Common Stock or Series A Convertible Preferred Stock, determined by dividing $86,450,000 (130% of the value of that contribution) by the Per Share Value. The shares shall be comprised entirely of shares of Common Stock if the issuance has been approved by the Company’s stockholders prior to the issuance thereof and shall be comprised entirely of shares of Series A Convertible Preferred Stock if such approval has not yet been obtained. In addition, the Company will issued to Contributor a five (5) year warrant (the “Warrant”) to purchase up to 25,000,000 shares of the Company’s Common Stock at an exercise price of $3.00 per share that shall vest with respect to the number of underlying shares upon the achievement of the milestone specified Agreement. The number of warrant shares and the exercise price will be equitably adjusted in the event of a stock split, stock combination, recapitalization or similar transaction.

General Conditions

In each case, the Company’s board of directors will determine whether or not the pre-contribution conditions have been satisfied before accepting the property interests and issuing shares of the Company’s stock to Contributor Parent.

The Agreement is subject to the usual pre- and post-closing representations, warranties and covenants, and restricts the Company’s conduct to the conduct to that in the ordinary course of business between the signing and December 31, 2017.

Under the Agreement, amounts due to Dr. Dolev Rafaeli and Dennis McGrath under their employment agreements, as well as amounts due to Dr. Yoav Ben-Dror for his services as a board member and officer of the Company’s foreign subsidiaries, will be converted to convertible secured notes (the “Payout Notes”) after approval from the Company’s stockholders. The Payout Notes will be due one year after the stockholder approval and carry a ten percent (10%) interest rate. The principal will convert to shares of the Company’s Common Stock at the lower of (i) the Per Share Value or (ii) the VWAP with respect to on-exchange transactions in the Company’s Common Stock executed on the NASDAQ during the thirty (30) trading days prior to the maturity date as reported by Bloomberg L.P.; provided, however, that the value of the Company’s Common Stock shall in no event be less than $1.75 per share. The Payout Notes will be secured by a security interest in all assets of the Company; provided, however, that such security interest will be subordinated to any (i) claims or liens to the holders of any debt (including mortgage debt) being assumed by the Company as a result of the transaction contemplated by the Agreement, and (ii) all post-closing indebtedness incurred by the Company or its subsidiaries. The holders of the Payout Notes will have demand registration rights which requiring the filing of a re-sale registration statement on appropriate form that registers for re-sale the shares of Common Stock underlying the Payout Notes within thirty (30) days of issuance with best efforts to cause the same to become effective within one-hundred twenty (120) days of issuance.

Special Meeting of Stockholders

As promptly as possible following the initial closing, the Company is required file a proxy statement and hold a special meeting of its stockholders to authorize and approve the following matters:

•        an increase the number of authorized shares of common stock, $.01 par value per share, of the Company from fifty million (50,000,00) shares to five hundred million (500,000,000) shares and increase the number of authorized shares of preferred stock, $.01 par value per share, of the Company from five million (5,000,000) shares to fifty million (50,000,000) shares;

•        the issuance to the Contributor or its designee or designees the Company’s shares in exchange for the contributed assets, and the issuance of the Warrant and, upon exercise of the Warrant, the underlying shares of the Company’s Common Stock in exchange for the contribution of the optional property interests, if any are made;

•        the amendment and restatement of the Articles of Incorporation of the Company;

•        the amendment and restatement the Bylaws of the Company;

•        the approval of the issuance of the Payout Notes and the issuance of the Company’s Common Stock upon conversion thereof; and

•        the election a new Board of Directors to consist of seven (7) persons of whom (i) three (3) shall be designated by the Company, (ii) three (3) shall be designated by Contributor Parent; and (iii) one (1) (the “Nonaffiliated Director”) shall be selected by the other six (6) directors; provided, however, that at least four (4) of the members of the Board of Directors as so designated shall be independent directors as provided by the rules of NASDAQ (each an “Independent Director”). Of the board designees of the parties, one (1) of the Company’s designees shall be an Independent Director, two (2) of the Contributor Parent’s designees shall be Independent Directors and the Nonaffiliated Director shall be an Independent Director. The compensation committee, nominations and corporate governance committee and audit committee of the Company shall each consist of the Company’s designee who is an Independent Director, one of Contributor Parent’s designees who is an Independent Director and the Nonaffiliated Director.

Board members, officers and certain insiders of the Company are subject to a voting agreement under which they are obligated to vote in favor of the proposals at the stockholder meeting.

Registration Rights

Promptly following the execution of the Agreement, the Company is required prepare and file with the Securities and Exchange Commission two registration statements on Form S-3 (or such other form available for this purpose) (the “Registration Statements”) to register (a) the primary offering by the Company (i) to the holders of the Payout Notes the Common Stock underlying the Payout Notes, and (ii) to the unaffiliated shareholders of Contributor Parent the Common Stock distributed to such unaffiliated shareholders as a dividend by Contributor Parent and (b) the secondary offering (i) by the Contributor Parties of all the shares of the Company’s Common Stock (including, without limitation, the shares of Common Stock underlying the Warrant) retained by the Contributor Parties, (ii) by Maxim Group LLC of the shares received by it as compensation for services rendered to Contributor Parent, and (ii) by certain affiliates of the Contributor Parent who receive shares from Contributor Parent.

Termination Fee

Finally, the transaction is subject to a termination provision under which, in the event of a material breach of the terms of the transaction, the breaching company must pay all out-of-pocket expenses of the non-breaching company incurred up to the date of termination of the transaction.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for future operations; product development, extensions and marketing; and expectations, beliefs or assumptions underlying any of the foregoing. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, changes in consumers’ spending habits and the marketability of certain products.  Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of shares of Common Stock, shares of Series A Convertible Preferred Stock, the Warrant and the Payout Notes under the Agreement is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibits
10.1	Interest Contribution Agreement, dated March 31, 2017, by and among PhotoMedex, Inc., FC Global Realty Operating Partnership, LLC, First Capital Real Estate Operating Partnership, L.P., and First Capital Real Estate Trust Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: March 31, 2017	By:	/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer